SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Pluris Energy Group Inc.

(Name of Registrant as Specified in Charter)

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PLURIS ENERGY GROUP INC.

322-2000 South Dairy Ashford

Houston, TX 77077

SCHEDULE 14C/A INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 As Amended

To the Stockholders of Pluris Energy Group Inc.:

Notice is hereby given to holders of common stock, par value $0.001 per share (the “Common Stock”) of Pluris Energy Group Inc., a Nevada corporation, of record at the close of business on the record date, September 29, 2006, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the following matters.

INFORMATION

1. Increase in Authorized Capital and Creation of Preferred Shares

On September 18, 2006 our Board of Directors unanimously approved amendments to our Articles of Incorporation (the “Amendments”) to increase our authorized share capital from 20,000,000 common shares with a par value of $0.001 to 250,000,000 common shares with a par value of $0.001 and to create 100,000,000 Preferred Shares in the capital of our Company (the “Preferred Shares”). Subsequent to our Board of Directors' approval of the Amendments, the holders of the majority of the outstanding shares of our Company gave us their written consent to the Amendments to our Articles of Incorporation on September 18, 2006. Therefore, following the expiration of the twenty-day (20) period required by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our Company will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our stockholders.

The purpose of increasing the authorized capital to 250,000,000 common shares is to provide for the potential conversion of convertible non-retractable redeemable unsecured subordinated bonds due September 30, 2011 (the “Pluris Bond ‘A’”) currently being offered by our wholly-owned subsidiary, Pluris Energy Group Inc. (a British Virgin Islands corporation) on a private placement basis of up to US$65 million in principal amount. Subject to adjustment, the price per common share of our Company in which the Pluris Bond “A” is convertible from time to time into common shares is as follows: US$3.25 if the Bonds are converted on or before September 30, 2007; US$5.10 if the bonds are converted after September 30, 2007 but on or before September 30, 2008; US$6.15 if the bonds are converted after September 30, 2008 but on or before September 30, 2009; US$6.75 if the bonds are converted after September 30, 2009 but on or before September 30, 2010; and US$7.70 if the bonds are converted after September 30, 2010 but on or before September 30, 2011. Also, the increase in our authorized share capital to 250,000,000 common shares and the creation of the preferred shares will provide us with the necessary flexibility to implement any potential future corporate plans.

Other than for the conversion of the Pluris Bond “A” into common shares of the Company as stated above, our Company has no other current plans, proposals or arrangements to issue additional common or preferred shares.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Our Board of Directors have fixed the close of business on September 29, 2006 as the record date for the determination of stockholders who are entitled to receive this Information Statement. There were 13,662,047 shares of our Common Stock issued and outstanding on September 29, 2006. We anticipate that this Information Statement will be mailed on or about September 29, 2006 to all stockholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Stockholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Beneficial Ownership

As used in this section, the term “beneficial ownership” with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

As of the record date, September 29, 2006, we had a total of 13,662,047 shares of Common Stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of September 29, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Sacha H. Spindler c/o 322-2000 South Dairy Ashford Houston, TX 77077	3,883,462(2) common shares	27.74%
Soumitra (Sam) Sen c/o 322-2000 South Dairy Ashford Houston, TX 77077	1,350,000(3) common shares	9.88%
Justin Perryman c/o 322-2000 South Dairy Ashford Houston, TX 77077	691,798(4) common shares	5%
Timothy G. Russell c/o 322-2000 South Dairy Ashford Houston, TX 77077	297,246(5)common shares	2.17%
Brian Fiddler c/o 322-2000 South Dairy Ashford Houston, TX 77077	200,000(6) common shares	1.46%
Directors and Executive Officers as a Group	6,422,506 common shares	45.22%

(1)            Based on 13,662,047 shares of common stock issued and outstanding as of September 29, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)                  This figure includes: (i) 3,548,262 shares of restricted common stock, of which 3,000,000 shares are Escrowed Performance Shares subject to the terms and provisions of the Performance Stock Incentive Plan; and (ii) the assumption of the exercise of 335,200 Stock Options into 335,200 shares of common stock.

(3)                  This figure includes 1,350,000 shares of restricted common stock, of which 1,200,000 shares are Escrowed Performance Shares subject to the terms and provisions of the Performance Stock Incentive Plan.

(4)                  This figure includes: (i) 530,798 shares of restricted common stock, of which 400,000 shares are Escrowed Performance Shares subject to the terms and provisions of the Performance Stock Incentive Plan; and (ii) the assumption of the exercise of 161,000 Stock Options into 161,000 shares of common stock.

(5)                  This figure includes: (i) 253,539 shares of restricted common stock, of which 200,000 shares are Escrowed Performance Shares subject to the terms and provisions of the Performance Stock Incentive Plan; and (ii) the assumption of the exercise of 43,707 Stock Options into 43,707 shares of common stock.

(6)                  This figure includes 200,000 shares of restricted common stock which shares are Escrowed Performance Shares subject to the terms and provisions of the Performance Stock Incentive Plan.

(7)                  This figure includes: (i) 5,882,599 shares of restricted common stock, of which 5,000,000 shares are Escrowed Performance Shares subject to the terms and provisions of the Performance Stock Incentive Plan; and (ii) the assumption of the exercise of 539,907 Stock Options into 539,907 shares of common stock.

DESCRIPTION OF THE COMPANY

We are a corporation organized under the laws of the State of Nevada. We currently trade on the OTC Bulletin Board under the symbol "PEYG".

We are an independent oil and natural gas development and production company specializing in the development of domestic energy including, but not limited to, the acquisition, development and exploration of oil and natural gas properties throughout the State of Texas and the Texas Gulf Coast region with operations based in Houston, Texas. We are, together with our wholly owned subsidiary, Petrogen, Inc., a junior domestic upstream natural gas development company focused on acquiring, developing and producing natural gas reserves in well known high impact and mature hydrocarbon rich areas. Our core business strategy is to acquire interests in fields that have potential natural gas reserves and development and expansion opportunities as well as to acquire properties that have previously produced natural gas from formerly and currently producing proved developed reserves.

Our principal geographic area of focus lies within the onshore and offshore Texas Gulf Coast region, with core assets presently located in the Emily Hawes Field and the Tiller Ranch Field in the Texas Gulf Coast. Non-core assets include Enos Creek Field in central Wyoming and Baxterville Field in the southern Gulf Coast of Mississippi. We have acquired the rights and are currently developing our interests in our two core properties spanning over approximately 2,554 net acres with what management believes to be hydrocarbon development opportunities that represent potential oil and natural gas reserves in several potential hydrocarbon bearing geologic horizons that could be exploited with targeted development efforts. Management anticipates that our ongoing efforts, subject to adequate funding being available, will be primarily focused upon the development and expansion of our Texas properties, through the drilling of new wells into what management anticipates will thereafter be proven producing hydrocarbon reserves. We have been assessing divestiture opportunities related to our Mississippi and Wyoming properties. Additionally, we have previously held options and rights of first refusal to develop some 15,000 gross acres of prospects in the Texas Permian Basin region, namely the Adams Ranch Field and the Harrell Ranch Field (the Permian Basin Fields). After assessing certain risks and economic variables related to the Permian Basin Fields and the general area geologically as a potential investment for ongoing potential hydrocarbon development, as well as taking into consideration Management’s focused agenda to develop the Company’s Texas Gulf Coast properties exclusively going forward, Management elected to allow the options and rights of first refusal to develop the Permian Basin Properties to lapse. Management has no further plans at this time to attempt to re-engage in opportunities to develop potential prospects in the Texas Permian Basin region. We plan to continue building and increasing a strategic base of proven hydrocarbon reserves and production opportunities within the Texas Gulf Coast region that represent outstanding growth opportunities for us and our stockholders over the immediate, near and long term.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table and text sets forth the names and ages of all directors, executive officers and significant employees of the company as of the Record Date. All of the directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Directors, executive officers and other significant employees:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Sacha H. Spindler	Chief Executive Officer and Director	44	February 12, 2003
Soumitra (Sam) Sen	President	46	February 1, 2005
Justin Perryman	Director	37	October 7, 2005
Timothy G. Russell	Director	65	November 5, 2003
Brian Fiddler	Chief Financial Officer	44	May 1, 2005

The backgrounds and experience of our directors, executive officers and other significant employees are as follows:

Sacha H. Spindler

Sacha Spindler was appointed as our Chairman of the Board, a Director and the Chief Executive Officer on February 12, 2003. As a successful business entrepreneur and venture capitalist, Mr. Spindler has over 27 years of experience in all aspects of business management, corporate development, finance and venture capital markets. Prior to founding our company, Mr. Spindler was instrumental in the formation and subsequent growth of several start-up companies in the high technology, resource and oil and gas industries. Among his demonstrated strengths, Mr. Spindler possesses in-depth knowledge of the equity markets and investment industry, as well as a strong fundamental background in the responsibilities of corporate development and operations. During the past 8 years, Mr. Spindler has successfully applied his knowledge and expertise in the areas of finance, structure, negotiations and business development to companies in the oil and gas industry.

Soumitra (Sam) Sen

Sam Sen has been our President since February 1, 2005. Mr. Sen brings over twenty-four years of senior business and technical experience in the energy industry. Prior to joining our Company, Mr. Sen served in the capacities of Project Manager, Worldwide Business Development and New Venture Development with Anadarko Petroleum. Prior to Anadarko, Mr. Sen worked with leading multi-national oil companies such as Unocal, Suncor and Gulf Canada Resources, where he held positions ranging from project geologist to business development manager. Throughout his accomplished career, Mr. Sen has established a successful track record in the commercial analysis, negotiation, support, and capture of value-adding upstream, midstream, downstream, and acquisition and divestiture projects ranging in size from $10 million to over $1 billion. Mr. Sen is recognized for his strong technical background and was the lead geologist on exploration teams responsible for hydrocarbon discoveries of up to 100 MMBOE (gross) reserves. Mr. Sen received his MBA from the Warwick Business School/Wolsey Hall, Oxford U.K., as well as a BSc (Honors) in Geology from Carleton University, Canada. He holds memberships in industry associations including the AAPG, AIPN and APEGGA, and is a professional geologist.

Justin Perryman

Justin Perryman was appointed as one of our directors on October 7, 2005. Mr. Perryman brings over 12 years of legal, finance, corporate and trade business experience. Mr. Perryman is an accomplished attorney-at-law possessing specialized skills in the area of general corporate and business law with extensive experience working for publicly listed companies as well as oil & gas companies. In addition to his demonstrated skill and practice as an attorney-at-law, Mr. Perryman also has a compliment of extensive entrepreneurial knowledge and expertise in the fields of international trade, corporate finance and investment banking. Mr. Perryman received his Juris Doctor and Masters in International Business degree from the Washington University School of Law, specializing in international and domestic banking and corporate and securities law.

Mr. Perryman is also a captain in the United States Army, Texas Army National Guard Office of the Judge Advocate General, 36th Infantry Division.

Timothy G. Russell

Timothy Russell was appointed as one of our directors on November 5, 2003. Mr. Russell is a key contributor to bringing us a wealth of knowledge, business acumen, planning and technical skills gained through 37 years experience in the oil and gas industry. This includes a twenty-five year tenure with industry leader Amoco Production Company, where Mr. Russell was instrumental in the development of exploration operations throughout the Middle East, serving as Exploration Manager and Division Geologist. During his tenure with Amoco, Mr. Russell served as a company representative to local petroleum ministries in several countries and directed numerous exploration and development initiatives that resulted in discoveries exceeding 100 MMBOE. Mr. Russell earned his BA, Geology, at Vanderbilt University and received his Masters Degree in Geology, from the University of Tennessee.

Brian Fiddler

Brian Fiddler was appointed as our Chief Financial Officer on May 1, 2005. Mr. Fiddler is a resident professional who brings over 21 years of corporate accounting and operations experience. Mr. Fiddler is widely recognized for his specialized skills in the areas of finance, auditing, reporting, governance and treasury responsibilities for public companies. Mr. Fiddler also brings extensive experience working specifically with resource-based companies both as a consultant and as an Officer.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

MARKET FOR THE COMPANY'S STOCK AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by the NASD OTC Bulletin Board on September 29, 2006, was $0.53.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "PEYG". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
June 30, 2006	$0.47	$0.24
March 31, 2006	$0.61	$0.40
December 31, 2005	$0.99	$0.43
September 30, 2005	$0.91	$0.30
June 30, 2005	$0.50	$0.32
March 31, 2005	$0.55	$0.33
December 31, 2004	$0.61	$0.43
(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, OR 97204 (Telephone: (503) 227-2950; Facsimile: (503) 227-6874. On September 29, 2006, the stockholders' list of our common shares showed 120 registered stockholders and 13,662,047 common shares issued and outstanding.

AMENDMENTS TO THE COMPANY'S ARTICLES

Our Articles of Incorporation (the “Articles”) authorized the issuance of 20,000,000 shares of Common Stock, $.001 par value. On September 18, 2006 the Board of Directors approved an amendment to the Articles to increase the number of our Common Stock to 250,000,000 and for the creation of the class of Preferred Shares.

The general purpose and affect of the Amendments to our Articles is the increase in the number of our Common Stock and the creation of the Preferred Shares. The Board of Directors believes that it is in the best interests of our Company to increase the Common Stock and to have the Preferred Shares available for general corporate purposes.

We currently have 20,000,000 authorized shares of common stock. As of the record date we had 13,662,047 shares issued and outstanding. Stockholder approval for the Amendments to our Articles of Incorporation was obtained by written consent of stockholders owning 6,995,262 shares of our common stock, which represented 51.20% on the record date, September 29, 2006.

We have no arrangements or understandings for the issuance of additional shares of common stock, although opportunities for acquisitions in equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of our Company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

DISSENTER'S RIGHTS

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Company’s proposed Amendments to its Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, you may refer to the Company’s Form 10-KSB and Form 10-QSB, filed with the SEC. Copies of these documents were mailed to all stockholders of the Company. Additional copies are available on the SEC’s EDGAR database at www.sec.gov or by calling our Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

PLURIS ENERGY GROUP INC.

By: /s/ Sacha H. Spindler

Sacha H. Spindler
Chairman, Chief Executive Officer and Director

SCHEDULE A

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Pluris Energy Group Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The capital stock of this corporation shall consist of 250,000,000 shares of common stock with a par value of $0.001 and 100,000,000 preferred shares with a par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3.          The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: *

4.	Effective date of filing (optional):
5.	Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.